UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01

Entry Into a Material Definitive Agreement

On January 1, 2006, Guardian Technologies International, Inc. (the “Company”), is required to adopt Statement of Financial Accounting Standards Statement No. 123(R), Share-Based Payment (“SFAS No. 123(R)”), which requires the expensing of share-based employee compensation, including grants of employee stock options.  In anticipation of the Company’s adoption of SFAS No. 123(R), the Compensation Committee of the Board of Directors of the Company has accelerated the vesting of all outstanding unvested stock options held by employees, directors, officers and consultants (the “Affected Options”) that have been issued pursuant to the Company’s Amended and Restated 2003 Stock Incentive Plan.  As a result of the acceleration of the vesting of the Affected Options, stock options to acquire an aggregate of approximately 1,212,036 shares of the Company’s common stock, which otherwise would have vested from time to time over the next twenty-four months, vested and became immediately exercisable effective December 31, 2005.  This represents approximately 24.1% of all outstanding stock options.  The acceleration of the Affected Options has the effect of reducing a significant portion of the charge related to the expensing of options under SFAS No. 123(R).  The Company has estimated that the transition expense associated with the adoption of SFAS No. 123(R) for the Affected Options would have resulted in a charge of approximately $2,162,255 to be recognized over the next two fiscal years based upon current assumptions (assuming that holders of outstanding unvested incentive stock options consent to such acceleration).  The Company will, however, recognize a one-time compensation expense in accordance with APB Opinion No. 25 of approximately $72,600 in the fourth quarter of fiscal 2005 with respect to the acceleration of its in-the-money options.  In accelerating the vesting of the Affected Options, the Compensation Committee determined that the overall affect of such action was in the best interest of the Company, its stockholders and employees.

The table below sets forth for each current executive officer named in the Summary Compensation Table of the Company’s Form 10-KSB for the year ended December 31, 2004, and the current directors of the Company, the number and exercise prices of their respective Affected Options:

Name of Director or Executive Officer	Number of Affected Options	Exercise Price
William J. Donovan	229,167	$0.50 to $2.67
Darrell E. Hill	37,500	$0.50
Steven V. Lancaster	37,500	$0.50
Mark A. Zorko	9,583	$2.67

Item 8.01

Other Events

On December 23, 2005, the Company issued a press release announcing the acceleration of certain unvested stock options previously issued to certain employees, officers, directors and consultants pursuant to the Company’s Amended and Restated 2003 Stock Incentive Plan.  For additional information, please see the Company’s press release, dated December 23, 2005, which is attached hereto as Exhibit 99.1 and incorporated herein by reference thereto.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit No.

Description

99.1

Press Release of the Company dated December 23, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: December 23, 2005	By: /s/ Michael W. Trudnak Chief Executive Officer

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